SLM Student Loan Trust 2003-12 Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05 - 8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				05/31/05	Activity	08/31/2005

A	i	Portfolio Balance			$2,209,669,117.17	$(62,264,166.30)	$2,147,404,950.87
	ii	Interest to be Capitalized			8,926,117.27		7,712,753.34

	iii	Total Pool			$2,218,595,234.44		$2,155,117,704.21

	iv	Specified Reserve Account Balance			5,546,488.09		5,387,794.26

	v	Total Adjusted Pool			$2,224,141,722.53		$2,160,505,498.47

B	i	Weighted Average Coupon (WAC)			5.115%		5.105%
	ii	Weighted Average Remaining Term			253.16		252.03
	iii	Number of Loans			125,322		122,522
	iv	Number of Borrowers			79,045		77,017
	v	Aggregate Outstanding Principal Balance — T-Bill			$418,999,331.54		$400,880,234.81
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,799,595,902.90		$1,754,237,469.40

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 06/15/05	Balance 09/15/05

C	i	A-1 Notes	78442GJZ0	0.010%	1.00000	$—	$—
	ii	A-2 Notes	78442GKA3	0.050%	1.00000	$255,748,122.53	$192,111,898.47
	iii	A-3 Notes	78442GKB1	0.120%	1.00000	$338,000,000.00	$338,000,000.00
	iv	A-4 Notes	78442GKC9	0.190%	1.00000	$385,000,000.00	$385,000,000.00
	v	A-5 Notes	78442GKE5	0.280%	1.00000	$500,000,000.00	$500,000,000.00
	vi	A-6* Notes	XS0180948274	5.450%	1.68840	£396,500,000.00	£396,500,000.00
	vii	B Notes	78442GKD7	0.590%	1.00000	$75,943,000.00	$75,943,000.00

	Reserve Account					06/15/05	09/15/05

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$—	$—
	iii	Specified Reserve Acct Balance ($)				$5,546,488.09	$5,387,794.26
	iv	Reserve Account Floor Balance ($)				$3,759,518.00	$3,759,518.00
	v	Current Reserve Acct Balance ($)				$5,546,488.09	$5,387,794.26

	Other Accounts					06/15/05	09/15/05

E	i	Remarketing Fee Account				$—	$—
	ii	Capitalized Interest Account				$—	$—
	iii	Principal Accumulation Account (A-6)				$—	$—
	iv	Supplemental Interest Account (A-6)				$—	$—
	v	Investment Reserve Account				$—	$—
	vi	Investment Premium Purchase Account				$—	$—
	vii	Foreign Currency Account (Pounds Sterling)				£—	£—

	Asset/Liability					06/15/05	09/15/2005

F	i	Total Adjusted Pool				$2,224,141,722.53	$2,160,505,498.47
	ii	Total $ equivalent Notes				$2,224,141,722.53	$2,160,505,498.47
	iii	Difference				$—	$—
	iv	Parity Ratio				1.00000	1.00000

	General Trust Information

G	i	Indenture Trustee	Bank of New York	iii Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv Swap Counterparty	Citibank, N.A., London

		Initial Pool Balance	$2,506,345,117.19

*    A-6 Notes are denominated in Pounds Sterling

II. 2003-12 Transactions from: 06/01/05 through 08/31/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$65,597,075.25
	ii	Principal Collections from Guarantor	6,003,476.52
	iii	Principal Reimbursements	28,589.19
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$71,629,140.96

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,196.46
	ii	Capitalized Interest	(9,366,171.12)

	iii	Total Non-Cash Principal Activity	$(9,364,974.66)

C	Total Student Loan Principal Activity		$62,264,166.30

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,507,933.14
	ii	Interest Claims Received from Guarantors	358,870.95
	iii	Collection Fees/Returned Items	10,904.95
	iv	Late Fee Reimbursements	247,773.90
	v	Interest Reimbursements	7,753.35
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,303,595.39
	viii	Subsidy Payments	1,363,257.77

	ix	Total Interest Collections	$26,800,089.45

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$979.82
	ii	Capitalized Interest	9,366,171.12

	iii	Total Non-Cash Interest Adjustments	$9,367,150.94

F	Total Student Loan Interest Activity		$36,167,240.39

G	Non-Reimbursable Losses During Collection Period		$480.52

H	Cumulative Non-Reimbursable Losses to Date		$213,122.57

III. 2003-12 Collection Account Activity 06/01/05 through 08/31/05

A	Principal Collections
	i	Principal Payments Received	$29,698,892.01
	ii	Consolidation Principal Payments	41,901,659.76
	iii	Reimbursements by Seller	486.10
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(175.84)
	vi	Re-purchased Principal	28,278.93

	vii	Total Principal Collections	$71,629,140.96

B	Interest Collections
	i	Interest Payments Received	$26,102,808.65
	ii	Consolidation Interest Payments	430,848.60
	iii	Reimbursements by Seller	(5.68)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	7,616.76
	vi	Re-purchased Interest	142.27
	vii	Collection Fees/Return Items	10,904.95
	viii	Late Fees	247,773.90

	ix	Total Interest Collections	$26,800,089.45

C	Other Reimbursements		$386,364.89

D	Reserves In Excess of the Requirement		$158,693.83

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Swap Receipt, Citibank, N.A., London		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$498,107.08

M	Funds Released from Capitalized Interest Account		$—

N	TOTAL AVAILABLE FUNDS		$99,472,396.21

O	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,833,691.29)
		Consolidation Loan Rebate Fees	$(5,636,376.48)

P	NET AVAILABLE FUNDS		$92,002,328.44

Q	Servicing Fees Due for Current Period		$902,486.82

R	Carryover Servicing Fees Due		$—

S	Administration Fees Due		$25,000.00

T	Total Fees Due for Period		$927,486.82

IV. 2003-12 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/05	08/31/05	05/31/05	08/31/05	05/31/05	08/31/05	05/31/05	08/31/05	05/31/05	08/31/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.015%	4.997%	91,087	89,734	72.682%	73.239%	$1,487,981,907.66	$1,471,365,377.67	67.340%	68.518%
31-60 Days Delinquent	5.949%	5.591%	3,079	3,164	2.457%	2.582%	$54,566,470.47	$57,382,305.02	2.469%	2.672%
61-90 Days Delinquent	6.178%	6.023%	1,416	1,902	1.130%	1.552%	$24,743,134.68	$36,332,850.48	1.120%	1.692%
91-120 Days Delinquent	6.273%	6.108%	716	897	0.571%	0.732%	$12,095,237.33	$16,318,111.85	0.547%	0.760%
> 120 Days Delinquent	6.573%	6.472%	1,777	2,060	1.418%	1.681%	$34,730,127.15	$38,820,234.29	1.572%	1.808%

Deferment
Current	5.019%	5.021%	12,083	11,792	9.642%	9.624%	$240,553,253.38	$228,910,043.72	10.886%	10.660%

Forbearance
Current	5.192%	5.243%	14,937	12,685	11.919%	10.353%	$350,981,333.75	$293,302,721.66	15.884%	13.658%

TOTAL REPAYMENT	5.111%	5.102%	125,095	122,234	99.819%	99.765%	$2,205,651,464.42	$2,142,431,644.69	99.818%	99.768%
Claims in Process (1)	6.937%	6.311%	227	288	0.181%	0.235%	$4,017,652.75	$4,973,306.18	0.182%	0.232%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.115%	5.105%	125,322	122,522	100.000%	100.000%	$2,209,669,117.17	$2,147,404,950.87	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-12 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$26,347,892.05

B	Interest Subsidy Payments Accrued During Collection Period			1,256,764.82

C	SAP Payments Accrued During Collection Period			8,623,121.93

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			498,107.08

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(5,636,376.48)

G	Net Expected Interest Collections			$31,089,509.40

H	Interest Rate Cap Payments Due to the Trust			Cap

	i	Cap Notional Amount		$—
	ii	Libor		0.00000%
	iii	Cap %		0.00000%

	iv	Excess Over Cap (ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				Citibank, N.A., London
				A-6 Swap Calc
		i	Notional Swap Amount (USD)	$669,450,600
		ii	Notional Swap Amount (Pounds Sterling)	£396,500,000

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	3.41000%
		iib	Spread	0.2378%

		iic	Pay Rate	3.64780%
		iii	Gross Swap Payment Due Counterparty	$6,240,722.63
		iv	Days in Period 06/15/05 09/15/05	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	5.45000%
		vi	Gross Swap Receipt Due Paying Agent	£21,609,250.00
		vii	Days in Period 09/15/04 09/15/05	365

VI. 2003-12 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	—	—	—	—

B	Class A-2 Interest Rate	0.008842222	6/15/05 - 9/15/05	3.46000%	LIBOR

C	Class A-3 Interest Rate	0.009021111	6/15/05 - 9/15/05	3.53000%	LIBOR

D	Class A-4 Interest Rate	0.009200000	6/15/05 - 9/15/05	3.60000%	LIBOR

E	Class A-5 Interest Rate	0.009430000	6/15/05 - 9/15/05	3.69000%	LIBOR

F	Class A-6 Interest Rate*	0.054500000	9/15/04 - 9/15/05	5.45000%	FIXED

G	Class B Interest Rate	0.010222222	6/15/05- 9/15/05	4.00000%	LIBOR

* Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-12 Inputs From Prior Period 05/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,209,669,117.17
	ii	Interest To Be Capitalized	8,926,117.27

	iii	Total Pool	$2,218,595,234.44
	iv	Specified Reserve Account Balance	5,546,488.09

	v	Total Adjusted Pool	$2,224,141,722.53

B	Total Note and Certificate Factor		0.878623428
C	Total Note Balance		$2,224,141,722.53

D	Note Balance 06/15/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.000000000	0.811898802	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$255,748,122.53	$338,000,000.00	$385,000,000.00	$500,000,000.00	£396,500,000.00	$75,943,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00

H	Reserve Account Balance		$5,546,488.09
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-12 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-12 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-P )		$92,002,328.44	$92,002,328.44

B	Primary Servicing Fees-Current Month		$902,486.82	$91,099,841.62

C	Administration Fee		$25,000.00	$91,074,841.62

D	Aggregate Quarterly Funding Amount		$0.00	$91,074,841.62

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$91,074,841.62
	ii	Class A-2	$2,261,381.73	$88,813,459.89
	iii	Class A-3	$3,049,135.56	$85,764,324.33
	iv	Class A-4	$3,542,000.00	$82,222,324.33
	v	Class A-5	$4,715,000.00	$77,507,324.33
	vi	Class A-6 USD payment to the swap counterparty*	$6,240,722.63	$71,266,601.70

		Total	$19,808,239.92

F	Class B Noteholders’ Interest Distribution Amount		$776,306.22	$70,490,295.48

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$0.00	$70,490,295.48
	ii	Class A-2	$63,636,224.06	$6,854,071.42
	iii	Class A-3	$0.00	$6,854,071.42
	iv	Class A-4	$0.00	$6,854,071.42
	v	Class A-5	$0.00	$6,854,071.42
	vi	Class A-6 USD payment to the swap counterparty**	$0.00	$6,854,071.42

		Total	$63,636,224.06

H	Supplemental Interest Account Deposit		$0.00	$6,854,071.42

I	Investment Reserve Account Required Amount		$0.00	$6,854,071.42

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$6,854,071.42

K	Increase to the Specified Reserve Account Balance		$0.00	$6,854,071.42

L	Investment Premium Purchase Account Deposit		$0.00	$6,854,071.42

M	Carryover Servicing Fees		$0.00	$6,854,071.42

N	Remaining Swap Termination Fees		$0.00	$6,854,071.42

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$6,854,071.42

	Excess to Excess Distribution Certificate Holder		$6,854,071.42	$0.00

* Fixed rate Pounds Sterling interest to be paid to noteholders annually
** Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

2003-12 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,546,488.09
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,546,488.09
	iv	Required Reserve Account Balance		$5,387,794.26
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Collection Account		$158,693.83
	vii	End of Period Account Balance		$5,387,794.26

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$—
	ii	Capitalized Interest Release		$—
	iii	End of Period Account Balance		$—

C	Remarketing Fee Account			A-6
	i	Next Reset Date		09/16/2013
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—

	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date		$—

	iv	Ending A-6 Accumulation Account Balance		$—

E	Supplemental Interest Account
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a
	iii	Difference		n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		2923
	vii	Class A-6 Supplemental Interest Account Deposit Amount		n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investments Purchase Premium Paid		$—
	iv	Funds Released into Collection Account		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-12 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$0.00	$2,261,381.73	$3,049,135.56	$3,542,000.00	$4,715,000.00	£21,609,250.00	$776,306.22
	ii	Quarterly Interest Paid	0.00	2,261,381.73	3,049,135.56	3,542,000.00	4,715,000.00	21,609,250.00	776,306.22

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	iv	Quarterly Principal Due	$0.00	$63,636,224.06	$—	$—	$—	£—	$—
	v	Quarterly Principal Paid	0.00	63,636,224.06	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Total Distribution Amount	$0.00	$65,897,605.79	$3,049,135.56	$3,542,000.00	$4,715,000.00	£21,609,250.00	$776,306.22

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 08/31/2005	$2,224,141,722.53
	ii	Adjusted Pool Balance 08/31/2005	2,160,505,498.47

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)	$63,636,224.06

	iv	Adjusted Pool Balance 05/31/2005	$2,224,141,722.53
	v	Adjusted Pool Balance 08/31/2005	2,160,505,498.47

	vi	Current Principal Due (iv - v)	$63,636,224.06
	vii	Principal Shortfall from Prior Period	—

	viii	Principal Distribution Amount (vi + vii)	$63,636,224.06

	ix	Principal Distribution Amount Paid	$63,636,224.06

	x	Principal Shortfall (viii - ix)	$—

C	Note Balances			06/15/2005	Pay Down Factor	09/15/2005
	i	A-1 Note Balance	78442GJZ0	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GKA3	$255,748,122.53		$192,111,898.47
		A-2 Note Pool Factor		0.811898802	0.202019759	0.609879043

	iii	A-3 Note Balance	78442GKB1	$338,000,000.00		$338,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKC9	$385,000,000.00		$385,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKE5	$500,000,000.00		500,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0180948274	£396,500,000.00		£396,500,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GKD7	$75,943,000.00		$75,943,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-12 Historical Pool Information

						2004
			6/1/05 - 8/31/05	3/1/05 - 5/31/05	12/1/04 - 2/28/05	10/21/03 - 11/30/04

Beginning Student Loan Portfolio Balance			$2,209,669,117.17	$2,257,613,086.91	$2,296,596,523.56	$2,501,049,960.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$65,597,075.25	$49,647,134.53	$41,813,817.42	$220,623,591.05
	ii	Principal Collections from Guarantor	6,003,476.52	6,852,051.63	6,160,731.20	$17,944,121.20
	iii	Principal Reimbursements	28,589.19	204,514.84	176,764.77	$6,231,024.87
	iv	Other System Adjustments	—	—	—	$—

	v	Total Principal Collections	$71,629,140.96	$56,703,701.00	$48,151,313.39	$244,798,737.12
	Student Loan Non-Cash Principal Activity					$—
	i	Other Adjustments	$1,196.46	$46.66	$19,658.11	$331,281.23
	ii	Capitalized Interest	(9,366,171.12)	(8,759,777.92)	(9,187,534.85)	$(40,676,581.14)

	iii	Total Non-Cash Principal Activity	$(9,364,974.66)	$(8,759,731.26)	$(9,167,876.74)	$(40,345,299.91)

(-)	Total Student Loan Principal Activity		$62,264,166.30	$47,943,969.74	$38,983,436.65	$204,453,437.21

	Student Loan Interest Activity
	i	Regular Interest Collections	$17,507,933.14	$17,506,521.36	$17,996,717.59	$86,730,284.51
	ii	Interest Claims Received from Guarantors	358,870.95	360,811.59	399,613.98	$869,287.52
	iii	Collection Fees/Returned Items	10,904.95	12,858.04	12,231.15	$33,653.59
	iv	Late Fee Reimbursements	247,773.90	252,400.45	257,338.83	$1,116,412.36
	v	Interest Reimbursements	7,753.35	26,685.44	4,422.21	$66,662.62
	vi	Other System Adjustments	—	—	—	$—
	vii	Special Allowance Payments	7,303,595.39	5,773,796.20	3,247,306.41	$2,916,877.70
	viii	Subsidy Payments	1,363,257.77	1,375,909.96	1,331,948.77	$5,556,016.92

	ix	Total Interest Collections	$26,800,089.45	$25,308,983.04	$23,249,578.94	$97,289,195.22
						$—
	Student Loan Non-Cash Interest Activity					$—
	i	Interest Accrual Adjustment	$979.82	$(35.51)	$6,094.41	$(147,785.45)
	ii	Capitalized Interest	9,366,171.12	8,759,777.92	9,187,534.85	$40,676,581.14

	iii	Total Non-Cash Interest Adjustments	$9,367,150.94	$8,759,742.41	$9,193,629.26	$40,528,795.69

	Total Student Loan Interest Activity		$36,167,240.39	$34,068,725.45	$32,443,208.20	$137,817,990.91

(=)	Ending Student Loan Portfolio Balance		$2,147,404,950.87	$2,209,669,117.17	$2,257,613,086.91	$2,296,596,523.56
(+)	Interest to be Capitalized		$7,712,753.34	$8,926,117.27	$8,560,000.68	$8,382,578.59

(=)	TOTAL POOL		$2,155,117,704.21	$2,218,595,234.44	$2,266,173,087.59	$2,304,979,102.15

(+)	Reserve Account Balance		$5,387,794.26	$5,546,488.09	$5,665,432.72	$5,762,447.76

(=)	Total Adjusted Pool		$2,160,505,498.47	$2,224,141,722.53	$2,271,838,520.31	$2,310,741,549.91

XIII. 2003-12 Payment History and CPRs

Distribution	Actual	Issued
Date	Pool Balances	CPR *

Mar-04	$2,455,486,086	2.47%

Jun-04	$2,412,541,253	3.12%

Sep-04	$2,345,531,338	4.50%

Dec-04	$2,304,979,102	4.38%

Mar-05	$2,266,173,088	4.26%

Jun-05	$2,218,595,234	4.42%

Sep-05	$2,155,117,704	4.92%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.